UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2009

NOVAMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26625	36-4116193
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 664-4100.

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2009, NovaMed, Inc. entered into a Seventh Amended and Restated Credit Agreement with National City Bank, as agent and lender, sole bookrunner and sole lead arranger, Bank of America. N.A., as syndication agent and lender, TD Banknorth and Siemens Financial Services, Inc., as co-documentation agents and lenders, and First Merit Bank as the other participating lender.

The maximum commitment available under the amended and restated credit agreement is $80 million, consisting of a $50 million revolving credit facility and a $30 million term loan facility.  The amended and restated credit agreement extends the expiration date of the existing credit facility to December 15, 2011.  However, if we repay or refinance our 1.0% Convertible Senior Subordinated Notes due June 15, 2012 prior to December 15, 2011, the expiration date of the amended and restated credit agreement will be extended to August 30, 2012.  We will continue to use the credit facility for acquisitions and general corporate purposes.

Maximum borrowing availability and applicable interest rates under the amended and restated credit agreement are calculated based on two ratios, one of our total indebtedness to our earnings before interest, taxes, depreciation and amortization (EBITDA) (the total leverage ratio), and a second ratio of our total senior debt to EBITDA (the senior leverage ratio), all as more fully defined in the amended and restated credit agreement. The amended and restated credit agreement provides for an initial total leverage ratio of 5.0 times, decreasing to 4.75 times for the fiscal quarter ending December 31, 2009, 4.25 times for the fiscal quarter ending December 31, 2010 and 4.0 times for the fiscal quarter ending December 31, 2011 and thereafter.  The initial senior leverage ratio is 2.5 times, decreasing to 2.25 times for the fiscal quarter ending December 31, 2010 and thereafter.

Interest on borrowings under the amended and restated credit agreement is payable at an annual rate equal to either (i) LIBOR plus a range from 2.75% to 5.00% or (ii) our lender’s published base rate plus the applicable borrowing margin ranging from 0.75% to 3.00%, in each case varying depending upon the ratio of our total indebtedness to EBITDA.

The amended and restated credit agreement continues to contain covenants that include limitations on indebtedness, liens, capital expenditures, acquisitions, investments and share repurchases, as well as restrictions on the payment of dividends.  The credit facility continues to be secured by substantially all of our assets and the capital stock of our subsidiaries and continues to be guaranteed by all of our wholly-owned subsidiaries.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh Amended and Restated Credit Agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

           The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Title

10.1
Seventh Amended and Restated Credit Agreement dated as of August 31, 2009, by and among NovaMed, Inc., Certain Commercial Lending Institutions, as lenders, National City Bank, as agent for the lenders, sole book runner and sole lead arranger, Bank of America, N.A., as syndication agent, and TD Banknorth and Siemens Financial Services, as co-documentation agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: September 1, 2009	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1
Seventh Amended and Restated Credit Agreement dated as of August 31, 2009, by and among NovaMed, Inc., Certain Commercial Lending Institutions, as lenders, National City Bank, as agent for the lenders, sole book runner and sole lead arranger, Bank of America, N.A., as syndication agent, and TD Banknorth and Siemens Financial Services, as co-documentation agents.